EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

CHRISTIAN TIMES / CHRISTIAN TIMES TODAY

JOBASIC

IEXALT.COM

YAHWEAR CLOTHING CO.

MR. ROY PRODUCTIONS

FAITH GROUP SERVICES